Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Chimerix, Inc. filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 8, 2013 (except for Note 14, as to which the date is March 26, 2013) included in Amendment No. 2 to the Registration Statement on Form S-1 of Chimerix, Inc. (File No. 333-187145), which was declared effective on April 10, 2013 by the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Raleigh, North Carolina

April 10, 2013